                                                                EXHIBIT 10.06.02

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          AGREEMENT (the "Agreement") dated as of September 3, 1996 by and among CARON BROADCASTING, INC., an Ohio corporation ("Buyer"), and MORTENSON BROADCASTING COMPANY OF CANTON, LLC, a Kentucky limited liability company ("MBC-Canton"), and MORTENSON BROADCASTING COMPANY OF AKRON, LLC, Kentucky limited liability company ("MBC-Akron") (MBC-CANTON and MBC-AKRON are hereinafter sometimes referred to collectively as "Sellers").

                                   RECITALS:
                                   ---------

          1. MBC-Canton and MBC-Akron own and operate radio stations WTOF-FM, Canton, Ohio and WHLO-AM, Akron, Ohio, respectively (the "Stations"), and hold the licenses and authorizations issued by the FCC for the operation of the Stations.

          2. Buyer desires to acquire substantially all the assets of the Stations, and Sellers are willing to convey such assets to Buyer.

          3. The acquisition of the Stations is subject to prior approval of the FCC.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, Sellers and Buyer hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  TERMINOLOGY
                                  -----------

          1.1   ACT.  The Communications Act of 1934, as amended.
                ---

          1.2   ASSUMED OBLIGATIONS. Such term shall have the meaning defined in
                -------------------
Section 2.3.
-----------

          1.3   BUSINESS DAY.  Any calendar day, excluding Saturdays and
                -------------
Sundays, on which federally chartered banks in the city of Akron, Ohio, are regularly open for business.

          1.4   BUYER'S THRESHOLD LIMITATION.  As provided in Section 9.3(b),
                -----------------------------                 --------------
the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Sellers shall be obligated to indemnify Buyer. The Buyer's Threshold Limitation shall be Ten Thousand Dollars ($10,000).

          1.5   CLOSING. The closing with respect to the transactions
                --------
contemplated by this Agreement.

          1.6   CLOSING DATE. The date determined as the Closing Date as
                -------------
provided in Section 8.1.

          1.7   DOCUMENTS.  This Agreement and all Exhibits and Schedules
                ----------
hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

          1.8   EARNEST MONEY. Such term shall have the meaning defined in
                --------------
Section 2.4.
-----------

          1.9   ENVIRONMENTAL ASSESSMENT. Such term shall have the meaning
                -------------------------
defined in Section 5.11.
           ------------

          1.10  ENVIRONMENTAL LAWS.  The Comprehensive Environmental Response
                -------------------
Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

          1.11  ESCROW AGENT.  Jerrold Miller, Esq.
                -------------

          1.12  ESCROW  AGREEMENT.  The Escrow Agreement in the form attached
                ------------------
as Exhibit A which Sellers, Buyer and the Escrow Agent have entered into
   ---------
concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

          1.13  EXCLUDED ASSETS. Such term shall have the meaning defined in
                ---------------
Section 2.2.
-----------

          1.14  FCC.  Federal Communications Commission.
                ----

          1.15  FCC LICENSES.  The licenses, permits and authorizations of the
                -------------
FCC for the operation of the Stations as listed on Schedule 3.8.
                                                   -------------

          1.16   FCC ORDER. An order or decisions of the FCC granting its
                 ----------
consent to the assignment of the FCC Licenses to Buyer.

          1.17   FINAL ACTION.  An action of the FCC that has not been reversed,
                 -------------
stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua
                                                                            ---
sponte action of the FCC with comparable effect is pending and as to which the
------
time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.
                       ----------

          1.18   HAZARDOUS MATERIALS.  Toxic materials, hazardous wastes,
                 --------------------
hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

          1.19   INDEMNIFIED PARTY.  Any party described in Section 9.3(a) or
                 ------------------                         --------------
9.4(a) against which any claim or liability may be asserted by a third party
------
which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

          1.20   INDEMNIFYING PARTY.  The party to the Agreement (not the
                 -------------------
Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

          1.21   LMA. The Local Programming and Marketing Agreement entered into
                 ----
on this date by Buyer and Sellers.

          1.22   LIEN.  Any mortgage, deed of trust, pledge, hypothecation,
                 -----
security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

          1.23   MATERIAL ADVERSE CONDITION.  A condition which would materially
                 ---------------------------
restrict, limit, increase the cost or burden of or otherwise adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Stations or the proceeds therefrom; provided, however, that any condition which requires that the Stations be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Stations, shall not be deemed a Material Adverse Condition.

          1.24   OSHA LAWS.  The Occupational Safety and Health Act of 1970, as
                 ----------
amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

          1.25   PERMITTED LIEN.  Any statutory lien which secures a payment not
                 ---------------
yet due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Sellers' title to their assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Sellers material to the operation of their business as it has been and is now conducted.

          1.26   PURCHASE PRICE.  The consideration to be paid by Buyer to
                 ---------------
Sellers for purchase of the Sale Assets in the amount of Eight Million Dollars ($8,000,000).

          1.27   REAL PROPERTY. Such term shall have the meaning defined in
                 --------------
Section 3.7.


          1.28   RULES AND REGULATIONS.  The rules of the FCC as set forth in
                 ----------------------
Volume 47 of the Code of Federal Regulations, as well as such other policies of the Commission, whether contained in the Code of Federal Regulations or not, that apply to the Stations.

          1.29   SALE ASSETS.  All of the tangible and intangible assets to be
                 ------------
transferred by Sellers to Buyer as set forth in Section 2.1.
                                                -----------

          1.30   STATION AGREEMENTS.  The agreements,  commitments, contracts
                 -------------------
and other items described in Section 2.1(d) which relate to operation of the
                             --------------
Stations.

          1.31   SELLERS' THRESHOLD LIMITATION.  As provided in Section 9.4(b),
                 ------------------------------                 --------------
the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before Buyer shall be obligated to indemnify Sellers. The Sellers' Threshold Limitation shall be Ten Thousand Dollars ($10,000).

          1.32   SURVIVAL PERIOD.  The term following the Closing Date during
                 ----------------
which all representations, warranties, covenants and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

          1.33   TANGIBLE PERSONAL PROPERTY.  The personal property described in
                 ---------------------------
Section 2.1(a).
--------------

          1.34   TRADE AGREEMENTS.  All contracts for sale of time on the
                 -----------------
Stations for other than monetary consideration.

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE
                               -----------------

     2.1  SALE ASSETS.  On the Closing Date, Sellers will sell, transfer,
          ------------
assign and convey to Buyer, and Buyer will purchase from Sellers, free and clear of all Liens (except Permitted Liens), all of Sellers' right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Stations as they have been and are now operated, including the following:

          (a)  TANGIBLE PERSONAL PROPERTY.  All equipment, parts, supplies,
               --------------------------
furniture, fixtures, music library and other tangible personal property now or hereafter owned by Sellers and used and/or useful in the operation of the Stations as they have been and are now operated, including but not limited to the items listed on Schedule 3.6, together with such modifications,
                    ------------
replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (b)  REAL PROPERTY.  Sellers' interests in the Real Property and any
               --------------
other real estate or interests therein acquired by Sellers between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (c)  LICENSES AND PERMITS.  The FCC Licenses and all other assignable
               ---------------------
or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Sellers or hereafter obtained by Sellers between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Stations.

          (d)  STATION AGREEMENTS.  All agreements, leases, advertising
               ------------------
contracts, Trade Agreements (including all non-cash receivables therefrom), orders and other commitments which Sellers are a party to or bound by which are listed on Schedule 3.9 as agreements which Buyer is electing to assume; any
          ------------
renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Sellers' operation of the Stations and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

          (e)  RECORDS.  True and complete copies of all of the books, records,
               --------
accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Stations.

          (f)  INTELLECTUAL PROPERTY.  All trade names, trademarks, service
               ----------------------
marks, symbols, logos, copyrights and any other proprietary material or trade right used primarily in the operation of the Stations, and all registrations, applications and licenses for any of the foregoing, including, without limitation, those set forth on Schedule 3.10, the call letters WHLO and WTOF and jingles and slogans
         --------------
pertaining to the Stations; and any additional such items acquired or used primarily in connection with the operation of the Stations between the date hereof and the Closing Date.

          (g)  MISCELLANEOUS ASSETS.  Any other tangible or intangible assets,
               ---------------------
properties or rights of any kind or nature not otherwise described above in this
Section 2.1 and now or hereafter owned or used by Sellers in the operation of
-----------
the Stations, including but not limited to all goodwill of the Stations.

     2.2  EXCLUDED ASSETS.  Notwithstanding any provision of this
          ----------------
Agreement to the contrary, Sellers shall not transfer, convey or assign to Buyer, but shall retain all of their right, title and interest in and to, the following assets owned or held by them on the Closing Date ("Excluded Assets"):

          (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations, all inter-company receivables from any affiliate of Sellers and all other accounts receivable (other than non-cash receivables under Trade Agreements), bank deposits and securities held by Sellers in respect of the Stations at the Closing Date.

          (b) Any and all claims of Sellers with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

          (c)  All prepaid expenses.

          (d)  All contracts of insurance and claims against insurers.

          (e) All employee benefit plans and the assets thereof and all employment contracts.

          (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

          (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (h) Sellers' corporate records except to the extent such records pertain to or are used in the operation of the Stations, in which case Seller shall deliver accurate copies thereof to Buyer.

          (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1(d), above.
                             ---------------

     2.3  ASSUMPTION OF LIABILITIES.
          --------------------------

          (a) At the Closing, Buyer shall assume and agree to perform, without duplication of Sellers' performance, the following liabilities and obligations of Sellers (the "Assumed Obligations"):

                   (i) The obligation under any Trade Agreements to provide advertising on the Stations on and after the Closing Date.

                   (iii) Liabilities and obligations arising under the Station Agreements assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

          (b) Except for the Assumed Obligations and except as expressly provided in the LMA, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Sellers of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

     2.4  EARNEST MONEY.
          --------------

          (a) Concurrently with the execution of this Agreement, Buyer has deposited with the Escrow Agent under the Escrow Agreement, in immediately available funds, the sum of One Hundred Thousand Dollars ($100,000) (which amount is hereinafter referred to as the "Earnest Money"). The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

          (b) If Closing does not occur, the Earnest Money shall be delivered to Sellers or returned to Buyer in accordance with Section 10.2, and if
                                                  -------------
Closing does occur, the Earnest Money shall be applied to payment of the Purchase Price at Closing as provided in Section 2.6.
                                         -----------

        2.5   PAYMENT OF PURCHASE PRICE.
              --------------------------

              (a)  The Purchase Price shall be paid by Buyer as follows:

                      (i) At the Closing, the Earnest Money shall, subject to execution and delivery of the closing documents described in Section 8.2, become
                                                             -----------
the property of

Sellers and shall, pursuant to the Escrow Agreement, be disbursed to Sellers by cashier's check or wire transfer of immediately available funds.

                     (ii) The amount of the Purchase Price, less the amount of the Earnest Money disbursed to Seller, shall be paid to Seller at Closing by wire transfer of immediately available funds.

          2.6  ALLOCATION OF THE PURCHASE PRICE.  Prior to Closing, Buyer and
               ---------------------------------
Sellers shall use good faith efforts to agree to an allocation of the Purchase Price. Buyer and Sellers shall use such allocation, if agreed upon, for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Sellers agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation 1.1060-1T.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Sellers hereby jointly and severally represent and warrant to Buyer as follows:

          3.1  ORGANIZATION AND GOOD STANDING.  Each Seller is a limited
               -------------------------------
liability company, validly existing and in good standing under the laws of the State of Kentucky, and is qualified to do business and in good standing under the laws of the State of Ohio and all other jurisdictions where the failure to be qualified to do business and in good standing would have a material adverse effect on the Stations. Sellers have all requisite power to own, operate and lease their properties and carry on their business as they are now being conducted and as the same will be conducted until the Closing.

          3.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.  The execution and
               ----------------------------------------------
delivery of, and the performance of their obligations under, this Agreement and each of the other Documents by Sellers, and the consummation by Sellers of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Sellers' members. Sellers have the power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Sellers. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Sellers enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          3.3  ABSENCE OF CONFLICTS.  The execution and delivery of, and the
               ---------------------
performance of its obligations under, this Agreement and each of the other Documents by Sellers, and the consummation by Sellers of the transactions contemplated hereby and thereby:

               (a) do not violate in any material respect, with or without the giving of notice or the passage of time or both (or result in the creation of any Lien other than a Permitted Lien on any of the Sale Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Sellers;

               (b)  except as set forth on Schedule 3.3, do not conflict with or
                                           ------------
result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the articles of incorporation or bylaws of Sellers or pursuant to any lease, agreement, commitment or other instrument which Sellers are a party to or bound by or by which any of the Sale Assets may be bound, or result in the creation or any Lien other than a Permitted Lien upon any of the Sale Assets.

          3.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES.  Except as
               ----------------------------------------------------
set forth on Schedule 3.4 and Schedule 3.9, the execution and delivery of, and
             ------------     ------------
the performance of their obligations under, this Agreement and each of the other Documents by Sellers, and the consummation by Sellers of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature which Sellers are a party to or bound or by which the Sale Assets are bound by or subject to, the failure of which to obtain would have a material adverse effect on the Sale Assets or the operation of the Stations.

          3.5  SALE ASSETS.  The Sale Assets include all of the assets,
               ------------
properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are used to a material extent in the conduct of the business of owning and operating the Stations in the manner in which that business has been and is now conducted, with the exception of the Excluded Assets.

          3.6  TANGIBLE PERSONAL PROPERTY.  Except for office equipment,
               ---------------------------
supplies and other incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on Schedule 3.6 is, in
                                                           ------------
all material respects, a complete and correct list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the Stations in the manner in which they have been and are now operated. Except as set forth on Schedule 3.6:
                                              ------------

               (a) Sellers have or at closing will have good and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

          (b) The Tangible Personal Property has been maintained in accordance with industry practices and is in good operating condition subject to ordinary wear and tear.

          (c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses.

          (d) Sellers have no knowledge of any defect in the condition or operation of any item of the Tangible Personal Property which is reasonably likely to have a material adverse effect on the operation of the Stations.

      3.7  REAL PROPERTY.
           --------------

          (a)  The real property described on Schedule 3.7 constitutes a
                                              ------------
complete and correct summary description in all material respects of all of the interests in real estate (other than Sellers' studio lease) used to any extent in the operation of the Stations in the manner in which they have been and are now operated. Such real estate (other than Sellers' studio lease), together with all improvements affixed thereto, is herein defined as the "Real Property."

          (b) Sellers do not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Real Property within the past four (4) months which shall not be paid in full on or before Closing. Except as set forth on Schedule 3.7, there is no work being done at or materials being
         ------------
supplied to the Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion thereof of no more than Ten Thousand Dollars ($10,000).

          (c) The present use of the Real Property is in compliance with all applicable zoning codes in effect as of the date hereof, and Sellers have not received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. The Real Property is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except as set forth on Section 3.7, Sellers have not made
                                              -----------
any other agreement for the sale or lease of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property, and except as set forth on Schedule 3.7,
                                                                 ------------
Sellers have not subjected the Real Property to any liens (other than Permitted Liens), easements, rights, duties, obligations, convenants, conditions, restrictions, limitations or agreements not of record.

          (d) No portion of the Real Property or improvements thereon is the subject of any condemnation or eminent domain proceeding presently instituted or, to Sellers' actual knowledge, pending, and Sellers have not received notice from any condemning authority that such proceedings are threatened.

          3.8  FCC LICENSES.  Seller are the holders of the FCC Licenses listed
               -------------
on Schedule 3.8, and except as set forth on such Schedule, the FCC Licenses (i)
   ------------
are valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Stations as now operated, and (ii) constitute all the licenses and authorizations issued by the FCC to Sellers for or in connection with the current operation of the Stations. Sellers have no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the Stations. Except as disclosed on Schedule 3.8, the Stations are being operated at full authorized
             ------------
power in accordance with the terms and conditions of the FCC Licenses applicable to them and in accordance with the Rules and Regulations. Except as set forth on Schedule 3.8, no proceedings are pending or, to the knowledge of the Sellers,
   ------------
are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings affecting the radio broadcasting industry in general. Sellers have complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Stations, and all such reports, applications and documents are complete and correct in all material respects. Sellers have no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against Sellers which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment. There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Stations or their operation. Complete and accurate copies of all FCC Licenses are attached as a part of Schedule 3.8. The
                                                              ------------
"Public Inspection File" of each of the Stations is complete and in substantial and material compliance with Section 73.3526 of the Rules and Regulations.

          3.9  STATION AGREEMENTS.
               -------------------

                 (a)  Schedule 3.9 under the heading "Trade Agreements" sets
                      ------------
forth an accurate summary description of all Trade Agreements.

                 (b)  Schedule 3.9 under the heading "Other Station Agreements"
                      ------------
sets forth an accurate and complete list of all other agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto, (i) which Sellers are a party to or bound by or (ii) which the Stations or their assets or properties are bound by, except (A) the employee benefit plans described in Section 3.14, (B)
                                                             ------------
employment contracts and manuals, (C) each contract (other than Trade Agreements) for the sale of time on the Stations (Sellers warrant that all such contracts are cancelable on thirty (30) days or less notice), and (D) contracts which are cancelable by Sellers or its assignee without breach or penalty on not more than sixty (60) days notice. Complete and correct copies of all such agreements, contracts, arrangement, or commitments that are in writing (other than as set forth in (A), (B), (C) and (D) of the preceding sentence), including all amendments, modifications and supplements thereto, have been delivered to Buyer.

                (c) Except as set forth in the Schedules, and with respect to all Station Agreements being assumed by Buyer, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors/ rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Sellers nor, to the knowledge of Sellers, any other party thereto, is in material breach of or in material default under any Station Agreements; (iii) to the knowledge of Sellers, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Stations; and (iv) Sellers hold the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

                (d)  Schedule 3.9 indicates, for each Station Agreement listed
                     ------------
thereon which is being assumed by Buyer, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

          3.10  INTELLECTUAL PROPERTY.  Schedule 3.10 contains an accurate and
                ----------------------  -------------
complete description of the Intellectual Property in all material respects. Except as disclosed in Schedule 3.10:
                        -------------

                (a) To Sellers' knowledge, Sellers own, free and clear of conflicting claims or restrictions, all right and interest in, and right and authority to use in the operation of the Stations as presently conducted, all of the Intellectual Property, if any, which is material to the operation of the Stations; and

                (b) There are no outstanding or, to the knowledge of Sellers, threatened judicial or adversary proceedings with respect to any of the Intellectual Property.

          3.11  FINANCIAL STATEMENTS.  Sellers have delivered to Buyer certain
                ---------------------
financial information respecting the Stations, a copy of which is attached hereto as Schedule 3.11, as follows:
          -------------

                (a) Audited financial statements for the Stations as of December 31, 1995;

                (b) Unaudited monthly Income Statements for the Stations for the months of July through December, 1995 and January through June, 1996.

The financial information described above and set forth on Schedule 3.11
                                                           -------------
accurately reflects the books and records of the Stations and fairly summarizes, in all material respects, the results of operations of the Stations for the periods indicated. Since July 1, 1996 and through the date of this Agreement, there has been no material adverse change in the Stations' results of operation from that shown on the Income Statements set forth on Schedule 3.11, and the
                                                      -------------
operations and businesses of the Stations have been conducted in all material respects in the ordinary course.

          3.12  LITIGATION.  There are no claims, investigations or
                -----------
administrative, arbitration or other proceedings pending or, to the actual knowledge of Sellers, threatened against Sellers which would, individually or in the aggregate if adversely determined, have an adverse effect on the Sale Assets or the operation of the Stations, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the actual knowledge of Sellers, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have an adverse effect on the Sale Assets or operation of the Stations. There are no existing or, to the actual knowledge of Sellers, pending orders, judgments or decrees of any court or governmental agency affecting Sellers, the Stations or any of the Sale Assets.

          3.13  LABOR MATTERS.
                --------------

                (a)  Attached hereto as part of Schedule 3.13 is a list of the
                                                -------------
names of all persons who are employed by Sellers at the Stations, their job titles, and the original date of hire. Seller is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of Sellers.

                (b)  Except as disclosed on Schedule 3.13:
                                            -------------

                     (i) There is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Sellers, threatened against the Stations;

                     (ii) There are neither pending nor, to the actual knowledge of Sellers threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings between Sellers and any employees of the Stations or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Stations which have had or are reasonably likely to have a material adverse effect on the operation of the Stations;

                     (iii) With respect to the Stations, (A) Sellers are in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions; (B) Sellers have withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees; and (C) Sellers are not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing;

                     (iv) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Sellers.

          3.14  EMPLOYEE BENEFIT PLANS.  Buyer's consummation of the
                -----------------------
transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of Sellers in connection with their employment by Sellers. For purposes of the Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

          3.15  COMPLIANCE WITH LAW.  The operation of the Stations complies in
                --------------------
all material respects with the applicable rules and regulations of the FCC and all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

          3.16  ENVIRONMENTAL MATTERS; OSHA.
                ----------------------------

                (a) Sellers have obtained all environmental, health and safety permits necessary or required for either the operation of the Stations or the ownership of the Real Property, and all such permits are in full force and effect and Sellers are in compliance with all terms and conditions of such permits.

                (b) There is no proceeding pending or, to Sellers' actual knowledge, threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Stations or the ownership of the Real Property.

                (c) With respect to the Stations and the ownership of the Real Property, Sellers are in compliance in all material respects with the provisions of Environmental Laws.

                (d) During Sellers' occupancy of the Real Property, Sellers have not, and to Sellers' actual knowledge, no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Sellers have, to their actual knowledge, not caused the migration of any materials from the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. To Sellers' actual knowledge, there are no underground storage tanks and no polychlorinated biphenyls or friable asbestos on such property.

                (e) Sellers are not subject to any judgment, decree, order or citation with respect to the Stations or the Real Property related to or arising out of Environmental Laws, and Sellers have not received notice that they have been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

                (f) Sellers have not discharged or disposed of any petroleum product or solid waste on the Real Property, or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

                (g) No portion of the Real Property has ever been used by Sellers (or, to Sellers' actual knowledge, by any previous occupant of the Real Property) in material violation of Environmental Laws, as a landfill, dump site or used for any other use which involves the disposal or storage of solid waste on-site in any manner which may materially affect the value of the Real Property.

                (h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Sellers on the Real Property in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

                (i) With respect to the Stations or the Real Property, Sellers have disposed of all waste in full compliance with all Environmental Laws and there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of Sellers' waste at such site.

                (j)  Sellers are in material compliance with all OSHA Laws.

          3.17  FILING OF TAX RETURNS.  Sellers have filed all Federal, State
                ----------------------
and local tax returns which are required to be filed, and have paid all taxes and all assessments to the extent that such taxes and assessments have become due.

          3.18  ABSENCE OF INSOLVENCY.  No insolvency proceedings of any
                ----------------------
character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Sellers or any of the Sale Assets, are pending or, to the best knowledge of Sellers, threatened, and Sellers have made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

          3.19  BROKER'S OR FINDER'S FEES.  No agent, broker, investment banker
                --------------------------
or other person or firm acting on behalf of or under the authority of Sellers or any affiliate of Sellers is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

          3.20  INSURANCE.  There is now in full force and effect with reputable
                ----------
insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in reasonable commercial amounts.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Sellers as follows:

          4.1  ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly
               -------------------------------
organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

          4.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.  Buyer's execution
               ----------------------------------------------
and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

          4.3  ABSENCE OF CONFLICTS.  Buyer's execution and delivery of, and the
               ---------------------
performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby:

               (a) Do not (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer in any manner which would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer;

               (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the articles of incorporation or bylaws of Buyer or any lease, agreement, commitment or other instrument which Buyer is a party to or bound by or by which any of its assets or properties may be bound.

          4.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES.  Except for
               ----------------------------------------------------
the required consent of the FCC, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature which Buyer is a party to or bound by, the failure of which to obtain would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer.

          4.5  QUALIFICATION.
               --------------

               (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Stations upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications.

               (b)  Without limiting the foregoing Subsection (a), Buyer shall
                                                   --------------
make the affirmative certifications provided in Section III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 5.2.
                                                                -----------

          4.6  LITIGATION.  There are no legal, administrative, arbitration or
               -----------
other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement.

          4.7  BROKER'S OR FINDER'S FEES.  No agent, broker, investment banker,
               --------------------------
or other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

                                   ARTICLE V

                    TRANSACTIONS PRIOR TO THE CLOSING DATE
                    --------------------------------------

          5.1  CONDUCT OF THE STATIONS' BUSINESS PRIOR TO THE CLOSING DATE.
               ------------------------------------------------------------
Sellers covenant and agree with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Sellers shall:

               (a) Subject to the LMA, operate the Stations in the ordinary course consistent in all material respects with past practice;

               (b) Use reasonable commercial efforts to maintain insurance upon all of the tangible Sale Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Sale Assets and with respect to the operation of the Stations, with insurers of substantially the same or better financial condition;

               (c) Subject to the LMA, operate the Stations and otherwise conduct their business in accordance with the terms or conditions of their FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Stations, except where the failure to so operate the Stations would not have a material adverse effect on the Sale Assets or the operation of the Stations or on the ability of Sellers to consummate the transactions contemplated hereby;

               (d) Maintain the books and records of the Stations in Seller's customary manner on a basis consistent with prior years;

               (e) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation or financial condition of the Stations;

               (f) Promptly notify Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation or financial condition of the Stations, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

               (g) Not mortgage, pledge or subject to any Lien (except in the ordinary course of business) any of the Sale Assets;

               (h) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets, except for dispositions in the ordinary course of business;

               (i) Not acquire or lease any goods or services or enter into, amend or terminate any license, lease of real or personal property or any other Station Agreement, other than in the ordinary course of business;

               (j) Subject to the LMA, not introduce any material change with respect to the operation of the Stations including, without limitation, any material changes in the broadcast hours of the Stations or any other material change in the Stations' programming policies, except such changes as in the sole discretion of Seller, exercised in good faith after consultation with Buyer, are required by the public interest;

               (k) Not voluntarily agree to enter into any collective bargaining agreement applicable to any employees of the Stations or otherwise recognize any union as the bargaining representative of any such employees; and not enter into any collective bargaining agreement applicable to any employees of the Stations which provides that it shall be binding upon any "successor" employer of such employees; or

               (l) Not enter into any new Trade Agreements other than in the ordinary course of business.

               (m) Notify Buyer of any material litigation pending or threatened against Stations or Sellers or any material damage to or destruction of any assets included or to be included in the Sale Assets;

          5.2  GOVERNMENTAL CONSENTS.  Sellers and Buyer shall file with the
               ----------------------
FCC, within five (5) business days after the execution of this Agreement, such applications and other documents in the name of Sellers or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either Buyer or Sellers may elect to terminate this Agreement pursuant to Section 10.1(c). Buyer shall not knowingly take, and Sellers covenant
   ---------------
that Sellers shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Sellers become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Stations), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it.

          5.3  OTHER CONSENTS.  Sellers shall use their reasonable best efforts
               ---------------
to obtain the consent or waivers to the transactions contemplated by this Agreement required under any assumed Station Agreements; provided that Sellers shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

          5.4  TAX RETURNS AND PAYMENTS.
               -------------------------

               (a) All tax returns, estimates, and reports required to be filed by Sellers prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed with the appropriate governmental agencies unless valid extensions therefor shall have been obtained.

               (b) All taxes pertaining to ownership of the Sale Assets or operation of the Stations prior to the Closing Date will be timely paid; provided that Sellers shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Sellers shall have set aside adequate reserves with respect to any such tax.

          5.5  UPDATING OF INFORMATION.  Between the date of this Agreement and
               ------------------------
the Closing Date, Sellers will supplement or amend all schedules, exhibits, and other written information provided hereunder, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule, exhibit, or other written information.

          5.6  ACCESS PRIOR TO THE CLOSING DATE.  Prior to the Closing, Buyer
               ---------------------------------
and its representatives may make such reasonable investigation of the assets and business of the Stations as it may desire; and Sellers shall give to Buyer, its counsel, accountants, engineers and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Stations, provided that Buyer shall give Sellers reasonable advance notice of each date on which Buyer or any such other person or entity desires such access. Sellers shall furnish to Buyer during such period all documents and copies of documents and information concerning the business and affairs of Sellers and the Stations as Buyer may reasonably request.

          5.7  CONFIDENTIALITY; PRESS RELEASE.  All information, data and
               -------------------------------
materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Stations by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Sellers from:

               (a) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Sellers in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

               (b) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

          5.8  REASONABLE BEST EFFORTS.  Subject to the terms and conditions of
               ------------------------
this Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

          5.9  FCC REPORTS.  Sellers shall continue to file, on a current basis
               ------------
until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Stations. Sellers shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

          5.10 CONVEYANCE FREE AND CLEAR OF LIENS.  At or prior to the Closing,
               -----------------------------------
Sellers shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Sellers shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens except Permitted Liens.

          5.11 ENVIRONMENTAL ASSESSMENT.  Not later than forty-five (45) days
               -------------------------
after execution of this Agreement, Buyer shall obtain a Phase I environmental assessment of the Real Property by an environmental engineer selected by Buyer (the "Environmental Assessment"). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller. The Environmental Assessment shall be subject to the confidentiality provisions of
Section 5.7.  If after appropriate inquiry into the previous ownership of and
-----------
uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation of breach of Sellers' representations and warranties contained in Section 3.16 of this
                                                     ------------
Agreement or cause the condition contained in Section 6.9  to not be satisfied,
                                              ------------
then notwithstanding any other provisions of this Agreement to the contrary but subject to the following sentence, Sellers' shall at its sole cost and expense (up to a maximum amount of $50,000 for each separate parcel of Real Property), remove, correct or remedy any condition or conditions which constitute a violation or breach of Sellers' representations and warranties contained in
Section 3.16 prior to the Closing Date and provide to Buyer at Closing a
------------
certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Sellers' representations and warranties contained in Section 3.16 will be true as of the
                                            ------------
Closing Date and the condition contained in Section 6.9 will be satisfied as of
                                            -----------
the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Fifty Thousand Dollars ($50,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Stations under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters. In the event Buyer does elect to close the transaction, Buyer shall have no further recourse against Sellers with respect to the removal, correction or remedy of such environmental conditions.

          5.12 ACCOUNTS RECEIVABLE.    For a period of ninety (90) days
               --------------------
commencing October 1, 1996, Buyer, as agent for Sellers, agrees to use reasonable efforts in accordance with normal business practices (but not including resorting to litigation or threat thereof) to collect on behalf of Sellers all accounts receivable of the Stations accrued as of September 30, 1996. All payments received from account debtors shall be applied on a "first in, first out" basis, except to the extent an account is disputed by the account debtor as properly due, in which case Sellers and Buyer shall reasonably agree on an appropriate allocation of the payment. The full amount of such payments collected in each semi-monthly period shall be remitted and delivered to Seller on the fifteenth (15/th/) and last business days of the months of October, November and December, 1996. Immediately following such ninety (90) day period, Buyer shall furnish Sellers with all files concerning any uncollected accounts receivable, and Buyer shall have no further responsibilities hereunder except to remit promptly to Sellers any amounts subsequently received by it on account of such receivables.

                                  ARTICLE VI
                                  ----------

                          CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

          Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

          6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES; CLOSING CERTIFICATE.
                ----------------------------------------------------------------

                (a) The representations and warranties of Sellers contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Stations or the Sale Assets taken as a whole, and except as follows:

                     (i)  as to Section 3.16(a) - (i) the accuracy or inaccuracy
                                ---------------------
of this representation as of the date of this Agreement or as of the Closing Date shall not be a condition to Closing if (A) the breach is cured or the item is removed on or before Closing, all costs associated with such cure, removal, clean up or other action have been paid in full (or reserved for) by Sellers and all required certificates of removal or completion or other certificates demonstrating that all required action under Section 5.11 has been completed
                                             ------------
have been received from applicable regulatory authorities, or (B) to the extent removal, clean up or other action cannot be completed and/or governmental or regulatory certificates obtained prior to Closing (which Closing may be delayed by Sellers by not more than thirty (30) days if Sellers reasonably determine that any necessary action can be completed during such delay period), a portion of the Purchase Price equal to the estimated costs of completion and/or certification (to be determined by an independent consulting engineer) is escrowed under an agreement negotiated in good faith by the parties and the amount so escrowed is used to pay all costs of completion; provided, however, that in no event shall Buyer be required to consummate the Agreement if the removal, clean up or other action would likely result in a disruption of Buyer's ability to broadcast at substantially full power for material periods of time.

                     (ii)  as to Section 3.16(j), the accuracy or inaccuracy of
                                 ---------------
this representation shall not be a condition to Closing if the noncompliance is cured on or before Closing or if the Sellers remain liable for the noncompliance after the Closing; and

                     (iii) as to Sections 3.6 and 3.7, the accuracy or
                                 --------------------
inaccuracy of the representations(s) shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than $50,000 in the aggregate and the Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Sellers make other arrangements which are reasonable under the circumstances. In addition, Sellers may elect to delay Closing for a period not to exceed thirty (30) days if Sellers reasonably determine that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

               (b) Sellers shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Stations, the Sale Assets or Sellers' ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date, and
                       -----------
further except that as to Section 6.2, non-satisfaction of the condition(s)
                          -----------
shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than $50,000 in the aggregate and the Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Sellers make other arrangements which are reasonable under the circumstances.
In addition, Sellers may elect to delay Closing for a period not to exceed thirty (30) days if Sellers reasonably determine that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

          6.2  PERFORMANCE OF AGREEMENTS.  Sellers shall have performed in all
               --------------------------
material respects all of their covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by them prior to or upon the Closing Date.

          6.3  FCC AND OTHER CONSENTS.
               -----------------------

               (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

               (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Sellers.

               (c) All other authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Stations.

          6.4  ADVERSE PROCEEDINGS.  Neither Buyer nor any affiliate of Buyer
               -------------------
shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or shall have been threatened in writing. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

          6.5  OPINION OF SELLERS' FCC COUNSEL.  Buyer shall have received from
               --------------------------------
Sellers' FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

               (a)  The FCC Licenses listed in Schedule 3.8 are valid, in good
                                               ------------
standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for Sellers to operate the Stations in the manner in which the Stations are currently being operated.

               (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Stations.

               (c) No proceedings are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings affecting the radio broadcasting industry in general.

          In rendering such opinion, counsel shall be entitled to rely upon Sellers' representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

          6.6  OTHER CONSENTS.  Sellers shall have obtained in writing and
               ---------------
provided to Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Stations, the consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Buyer has elected to assume.

          6.7  DELIVERY OF CLOSING DOCUMENTS.  Sellers shall have delivered or
               ------------------------------
caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.
                                     -----------

          6.8  NO CESSATION OF BROADCASTING.
               ----------------------------

               (a) Between the date hereof and the Closing Date, neither of the Stations shall have for a period of more than ten (10) days in the aggregate (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of its normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level. Sellers shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the non-fulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in Sellers' notice shall be deemed waived by Buyer unless, within fifteen (15) days after Buyer's receipt of Sellers' written notice, Buyer notifies Sellers in writing to the contrary.

               (b) In addition, during the five (5) days immediately preceding the Closing Date, each of the Stations shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Sellers have no control. Sellers shall have the right to delay Closing for a period not to exceed thirty
(30) days if Sellers reasonably determine that any action to restore the Stations to substantially all of their normal broadcasting capability can be completed during such delay period.

               (c) Notwithstanding the foregoing, the loss or damage to Sellers' transmission facilities shall not be a condition precedent to Buyer's obligation to close if such loss or damage arose by reason of the act or omission of Buyer in its capacity as the programmer of the Stations under the LMA.

          6.9  ENVIRONMENTAL CONDITIONS.  The Environmental Assessment obtained
               -------------------------
by Buyer pursuant to Section 5.11 hereof shall not have disclosed any material
                     ------------
violation of
any Environmental Law at the Real Property which is not removed or cured by Sellers prior to Closing.

          6.10 TITLE INSURANCE COMMITMENT.  Title to the Real Property shall be
               ---------------------------
in fee simple, good and marketable and insurable at regular rates by any title insurance company, selected by Buyer and licensed in the State of Ohio, pursuant to the standard stipulations and conditions of owner's title insurance policies prescribed by applicable Ohio regulatory authorities, free and clear of all liens and encumbrances except Permitted Encumbrances, as hereinafter defined. For purposes hereof, "Permitted Encumbrances" shall mean (i) easements, restrictions, and other similar matters which will not adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics, materialmen's, carriers', warehousemen's, landlords' or other similar liens in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; (iv) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business: and (v) liens or mortgages that will be released at Closing; (vi) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not adversely affect the use of the Real Property in the ordinary course of business.

          6.11 SURVEY.  Within ten (10) business days after execution of this
               -------
Agreement, Sellers shall provide Buyer with the originals or readable copies of any surveys of the Real Property in Sellers' possession. All costs associated with updating such survey or preparing new surveys shall be paid by Buyer.

                                  ARTICLE VII

                          CONDITIONS PRECEDENT OF THE
                        OBLIGATION OF SELLERS TO CLOSE
                        ------------------------------

          The obligation of Sellers to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Sellers in writing:

          7.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.
               -------------------------------------------

               (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Sellers.

               (b) Buyer shall have delivered to Sellers on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii)
except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2 are satisfied as of the
                                     -----------
Closing Date.

          7.2  PERFORMANCE OF AGREEMENTS.  Buyer shall have performed in all
               --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

          7.3. FCC AND OTHER CONSENTS.
               -----------------------

               (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC.

               (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

               (c) All other authorizations, consents, approvals and clearances of all Federal, state and local governmental agencies required to permit the consummation by Sellers of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Sellers.

          7.4  ADVERSE PROCEEDINGS.  Sellers shall not be subject to any ruling,
               --------------------
decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

          7.5  DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE.  Buyer shall
               -------------------------------------------------
have delivered or caused to be delivered to Sellers on the Closing Date each of the documents required to be delivered pursuant to Section 8.3, and Sellers
                                                   -----------
shall have received payment of the Purchase Price with the form of payment set forth in Section 2.6.
         -----------

                                 ARTICLE VIII

                                    CLOSING
                                    -------

          8.1  TIME AND PLACE.  The Closing shall take place at the offices of
               ---------------
Buyer's counsel in Cleveland, Ohio or at such other place as the parties agree, at 10:00 A.M. Eastern Time on the date (the "Closing Date") that is the later of (i) the fifth Business Day after the Applicable Date or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder; provided, however, that in no event shall the Closing take place
           --------  -------
prior to January 2, 1997; and provided further, that Buyer may elect to postpone
                              -------- -------
Closing to a date not later than July 2, 1997. The Applicable Date shall be the date on which the FCC Order shall have become a Final Action without any Material Adverse Condition.

          8.2  DOCUMENTS TO BE DELIVERED TO BUYER BY SELLER.  At the Closing,
               ---------------------------------------------
Sellers shall deliver or cause to be delivered to Buyer the following:

               (a) Certified resolutions of Sellers' members approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby.

               (b)  The certificate required by Section 6.1(b).
                                                --------------

               (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

               (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

               (e) Warranty deeds and any other required instruments of transfer and conveyance transferring to Buyer the Real Property.

               (f) Executed mortgage satisfactions and any other documents required by the title insurance company under Section 6.10 as a condition to
                                              ------------
issuing the title insurance policy in the form required by Section 6.10.
                                                           ------------

               (g) An instrument or instruments assigning to Buyer all right, title and interest of Sellers in and to all Station Agreements being assumed by Buyer.

               (h) An instrument or instruments assigning to Buyer all right, title and interest of Sellers in the FCC Licenses, all pending applications relating to the Stations before the FCC, and any remaining Sale Assets not otherwise conveyed.

               (i) The opinion of Sellers' FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5.
                           ------------

               (j) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

          8.3  DOCUMENTS TO BE DELIVERED TO SELLERS BY BUYER.  At the Closing,
               ----------------------------------------------
Buyer shall deliver or cause to be delivered to Sellers the following:

               (a) Certified resolutions of Buyer's Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

               (b)  The Purchase Price with the form of payment set forth in
Section 2.5.
------------

               (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.

               (d)  The certificate required under Section 7.1(b).
                                                   --------------

               (e) Such additional information and materials as Sellers shall have reasonably requested.

                                  ARTICLE IX
                                  ----------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  -------------------------------------------
                                INDEMNIFICATION
                                ---------------

          9.1  SURVIVAL OF REPRESENTATION AND WARRANTIES.  All representations,
               ------------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Notwithstanding the foregoing, the provisions for survival and the making of claims shall not apply to the agreements whereby Buyer assumes the obligations under Subsection 8.3(c), each of which agreements shall be governed by its own
      -----------------
terms.

          9.2  INDEMNIFICATION IN GENERAL.  Buyer and Sellers agree that the
               ---------------------------
rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

          9.3  INDEMNIFICATION BY SELLERS.
               ---------------------------

               (a) Subject to the provisions of Subsection (b) below and Section
                                                --------------           -------
10.2 below, Sellers shall indemnify and hold harmless Buyer and any officer,
----
director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

                   (i) Any breach or non-performance by Sellers of any of their representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

                   (ii) The ownership or operation by Sellers of the Stations or the Sale Assets on or prior to the Closing Date, except as relates to operation of the Stations by Buyer under the LMA;

                   (iii) All other liabilities and obligations of Sellers other than the Assumed Obligations; and

                   (iv) Noncompliance by Sellers with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby.

               (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Sellers shall not be obligated to indemnify Buyer pursuant to Subsection (a) above (i) for any amounts in excess of the Purchase Price in the
--------------
aggregate, or (ii) unless and until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification of the entire aggregate amount, provided that any amounts owed by Sellers to Buyer under Subsection (a) (iv) above shall not be counted in determining whether
      -------------------
Buyer's Threshold Limitation is satisfied, and Buyer shall have the right to recover any such payment without regard to such limitation.

          9.4  INDEMNIFICATION BY BUYER.
               -------------------------

               (a)  Subject to the provisions of Subsection (b) below and
                                                 --------------
Section 10.2 below, Buyer shall indemnify and hold harmless Sellers and any
------------
officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

                    (i) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

                    (ii) The ownership or operation of the Stations after the Closing Date; or

                    (iii) All other liabilities or obligations of Buyer.

               (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Buyer shall not be obligated to indemnify Sellers pursuant to Subsection (a) above unless and until the aggregate amount of such claims,
--------------
liabilities, damages, losses, costs and expenses exceeds Sellers' Threshold Limitation, in which case Sellers shall then be entitled to indemnification of the entire aggregate amount.

          9.5  INDEMNIFICATION PROCEDURES.  In the event that an Indemnified
               ---------------------------
Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or
                     ----------
defend such a claim without prejudice to any right it may have hereunder.

                                   ARTICLE X
                                   ---------

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

          10.1 TERMINATION.  If Closing shall not have previously occurred,
               ------------
this Agreement shall terminate upon the earliest of:

               (a) the giving of written notice from Sellers to Buyer, or from Buyer to Sellers, if:

                    (i) Sellers give such termination notice and are not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and


                    (ii) Either:

                         (A)  any of the representations or warranties contained
herein of Buyer (if such termination notice is given by Sellers), or of Sellers (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                         (B)  Any material obligation to be performed by Buyer
(if such termination notice is given by Sellers) or by Sellers (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                         (C)  Any condition (other than those referred to in
foregoing Clauses (A) and (B)) to the obligation to close the transaction
          -----------     ---
contemplated herein of the party giving such termination notice has not been timely satisfied;

and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

               (b) Written notice from Sellers to Buyer, or from Buyer to Sellers, at any time after July 2, 1997 provided that termination shall not occur upon the giving of such termination notice by Sellers if Sellers are at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

               (c) Written notice from Sellers to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this subsection (c).

               (d)  The written election by Buyer under Article XI.
                                                        ----------

          10.2 OBLIGATIONS UPON TERMINATION.
               ----------------------------

               (a)  In the event this Agreement is terminated pursuant to
Section 10.1(a)(ii)(A) or (B), the aggregate liability of Buyer for breach
----------------------    ---
hereunder shall be limited as provided in Subsections (c) and (e), below and the
                                          -----------------------
aggregate liability for Sellers for breach hereunder shall be limited as provided in Subsections (d) and (e), below. In the event this Agreement is
            -----------------------
terminated for any other reason, neither party shall have any liability hereunder.

               (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement (i) if such termination is effected by Buyer's giving of valid written notice to Sellers pursuant to Subsections 10.1(a), (b) (c) or (d) , or (ii) if
                              -----------------------------------
such termination is effected by Sellers' giving of valid written notice to Buyer pursuant to Subsections 10.1(a)(ii)(C), 10.1(b) or 10.1(c). If Buyer is
            ----------------------------------------------
entitled to the return of the Earnest Money, Sellers shall cooperate with Buyer in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

               (c) If this Agreement is terminated by Sellers' giving of valid written notice to Buyer pursuant to Subsection 10.1(a)(ii)(A) or (B), Buyer
                                    --------------------------------
agrees that Sellers shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, (i) the Earnest Money, and (ii) the additional sum of Three Hundred Thousand Dollars ($300,000) from Buyer (the sum of such amounts is hereafter referred to as the "Liquidated Damages Amount"). SELLERS' RECEIPT OF THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLERS' SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLERS EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGES AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF

PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

               (d) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentences, if this Agreement is terminated by Buyer's giving of written notice to Sellers pursuant to Subsection 10.1(a), Buyer shall not be entitled to damages or indemnification
   ------------------
from Sellers. Subject to the following sentence, if Sellers attempt to terminate this Agreement under circumstances where they are not entitled to do so, or if Sellers, by their own action, cause a breach of warranty or fail to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Sellers' obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under Section 10.1(a)
                                                                ---------------
and Buyer does so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed Four Hundred Thousand Dollars ($400,000) in the aggregate.
If a circumstance described in the preceding sentence should arise and if Buyer establishes that the action of Sellers described therein was taken intentionally in order to allow Sellers to sell or enter into negotiations to sell the Stations to another party, the damages to which Buyer shall be entitled shall not be limited to direct and actual damages.

               (e) In any dispute between Buyer and Sellers as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent.

          10.3 TERMINATION NOTICE.  Each notice given by a party pursuant to
               -------------------
Section 10.1 to terminate this Agreement shall specify the Subsection (and
------------
clause or clauses thereof) of Section 10.1 pursuant to which such notice is
                              ------------
given.

                                  ARTICLE XI
                                  ----------

                                   CASUALTY
                                   --------

          Upon the occurrence of any casualty loss, damage or destruction material to the operation of either of the Stations prior to the Closing, Sellers shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Sellers shall use their reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect to postpone the Closing until Sellers' repairs have been fully completed or to consummate the transactions contemplated hereby on the

Closing Date, in which event Sellers shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred by Sellers to collect such amounts), if any, not previously expended by Sellers to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged Sale Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause either Station to be off the air for more than seven (7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either
(i) to consummate the transactions contemplated hereby on the Closing Date, in which event Sellers shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs, incurred by Sellers to collect such amounts), if any, not previously expended by Sellers to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

                                  ARTICLE XII
                                  -----------

                              CONTROL OF STATIONS
                              -------------------

          Between the date of this Agreement and the Closing Date and subject only to the provisions of the LMA, Buyer shall not control, manage or supervise the operation of the Stations or the conduct of their business, all of which shall remain the sole responsibility and under the control of Sellers, subject to Sellers' compliance with this Agreement.

                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

          13.1 FURTHER ACTIONS.  From time to time before, at and after the
               ----------------
Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

          13.2 ACCESS AFTER THE CLOSING DATE.  After the Closing and for a
               ------------------------------
period of forty-eight (48) months, Buyer shall provide Sellers, Sellers' counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Stations pertaining to transactions occurring prior to the Closing Date when requested by Sellers, and Buyer shall retain such books and records for the normal document retention period of Buyer. At the request and expense of Sellers, Buyer shall deliver copies of any such books and records to Sellers.

          13.3 PAYMENT OF EXPENSES.
               --------------------

               (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated
                --------------
hereby shall be shared equally between Sellers and Buyer.

               (b) All title insurance premiums and costs shall be paid by Buyer.

               (c) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by the party primarily liable under applicable law to pay such tax.

               (d) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

          13.4 SPECIFIC PERFORMANCE.  Sellers acknowledge that the Stations
               ---------------------
are of a special, unique, and extraordinary character, and that any breach of this Agreement by Sellers should not be compensated for by damages.
Accordingly, if Sellers shall breach their obligations under this Agreement, Buyer shall be entitled, in lieu of its remedies in Section 10.2(d), to
                                                    ---------------
enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Sellers to fulfill their obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, Sellers shall waive the defense that there is an adequate remedy at law or equity and agrees that (i) Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security, and (ii) Buyer shall be entitled to recover reasonable attorney's fees and costs incurred in connection with Buyer's successful obtaining of specific performance..

          13.5 NOTICES.  All notices, demands or other communications given
               -------
hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile or similar written means of communication, addressed as follows:

               (a)  if to Seller, to:

                       Mortenson
                       Broadcasting Company
                       3191 Nicholasville Road
                       Suite 600
                       Lexington, KY 40503-3318
                       Facsimile No.: (606) 245-1600
                       Attention: Jack M. Mortenson
                                  President

                       Copy to:

                       William Rigsby, Esq.
                       201 West Short St., Suite 820
                       Lexington, KY  40507
                       Facsimile No.: (606) 233-4642


               (b)  if to Buyer, to:

                       Salem Communications Corporation
                       4880 Santa Rosa Road, Suite 300
                       Camarillo, CA  93012
                       Facsimile No.: (805) 482-7290
                       Attention:  Eric H. Halvorson
                                   Executive Vice President
                                   Chief Operating Officer

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date mailed, and
(ii) if personally delivered or otherwise sent as provided above, on the date received.

          13.6 ENTIRE AGREEMENT.  This Agreement, the Schedules and Exhibits
               -----------------
hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

          13.7 BINDING EFFECT; BENEFITS.  Except as otherwise provided herein,
               -------------------------
this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          13.8 ASSIGNMENT. This Agreement and any rights hereunder shall not
               -----------
be assignable by either party hereto without the prior written consent of the other party; provided, however, that Buyer may, at its own expense, without Sellers' prior written consent, assign its rights and obligations to acquire the Real Property to Edward G. Atsinger III and Stuart W. Epperson, or trusts created for their benefit and/or the benefit of their spouses and their issue so long as (i) no delay results in the Closing Date (ii) no extra expense results to Sellers, and (iii) Buyer remains liable for indemnification of Sellers in respect of all Assumed Obligations in respect of the Real Property.

          13.9  GOVERNING LAW.  This Agreement shall in all respects be
                --------------
governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

          13.10 BULK SALES.  Buyer hereby waives compliance by Sellers with the
                -----------
provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Sellers shall, in accordance with Article IX, indemnify and hold
                                                  ----------
Buyer harmless from and against any and all claims made against Buyer by reason of such non-compliance.

          13.11 AMENDMENTS AND WAIVERS. No term or provision of this Agreement
                -----------------------
may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

          13.12 SEVERABILITY.  Any provision of this Agreement which is
                -------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

          13.13 HEADINGS.  The captions in this Agreement are for convenience
                ---------
of reference only and shall not define or limit any of the terms or provisions hereof.

          13.14 COUNTERPARTS.  This Agreement may be executed in any number of
                -------------
counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.15 REFERENCES.  All references in this Agreement to Articles and
                -----------
Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

          13.16 SCHEDULES AND EXHIBITS.  Unless otherwise specified herein,
                -----------------------
each Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

          13.17 SECTION 1031 ASSET EXCHANGE.
                ----------------------------

                (a) The parties acknowledge that each may desire to effectuate a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the "Code"), which may include a non-simultaneous exchange, with respect to the sale and acquisition of the Sale Assets. The parties agree to cooperate with the other in connection therewith, provided each party participating in such an exchange agrees to hold the other free and harmless of, and indemnify the other from, any liabilities, claims, costs, damages, expenses and fees (including attorneys' fees) which may arise out of said party's participation in a tax-deferred exchange, including without limitation any claims by the Internal Revenue Service.

               (b) Sellers may identify and acquire additional assets (the "Exchange Assets") in lieu of the Purchase Price and exchange such Exchange Assets for the Sale Assets in lieu of the Purchase Price. Therefore, Sellers may elect prior to the Closing Date to effect the acquisition of such Exchange Assets connected with the transfer and conveyance of the Sale Assets hereunder as part of an exchange under Section 1031 of the Code, in lieu of receiving the Purchase Price hereunder. If Sellers so elect, they shall provide written notice to Buyer of their election prior to the closing Date, and thereafter (i) shall at any time at or prior to closing assign their rights under this Agreement to a "qualified intermediary" as defined in Treas. Reg. Section 1.1031 (k)-1(g) (4), subject to all of Sellers' rights and obligations hereunder and (ii) shall promptly provide written notice of such assignment to all parties hereto. Buyer shall cooperate with all reasonable requests of Sellers and the "qualified intermediary" in arranging and effecting this exchange as one which qualifies under Section 1031 of the Code. Without limiting the generality of the foregoing, if Sellers have given notice of their intention to effect the acquisition of the Exchange Assets as part of a tax-deferred exchange, Buyer will (i) promptly provide Sellers with written acknowledgment of such notice and
(ii) at Closing, pay the Purchase Price to the "qualified intermediary" rather than to Sellers (which payment shall discharge the obligation of Buyer to make payment for the Sale Assets). Sellers shall indemnify and hold harmless Buyer from and against all costs, taxes and expenses arising from Seller's election to effect the acquisition of the Exchange Assets as part of a tax-deferred exchange rather than a purchase thereof, other than such costs, taxes and expenses arising from the Buyer's failure to perform its obligations hereunder with respect to such exchange. Nothing in this Section 13.7 shall in any way alter or
                                          ------------
modify any of Sellers' representations, warranties or covenants made in this Agreement nor affect, diminish or nullify in any respects Sellers' covenants to indemnify Buyer under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

                                  CARON BROADCASTING, INC.



                                  By: /s/ Eric H. Halvorson
                                      ---------------------
                                       Eric H. Halvorson
                                       Executive Vice President


                                  MORTENSON BROADCASTING COMPANY
                                  OF CANTON, LLC



                                  By: /s/ Jack M. Mortenson
                                      ---------------------
                                       Jack M. Mortenson
                                       President

                                  MORTENSON BROADCASTING COMPANY
                                  OF AKRON, LLC



                                  By: /s/ Jack M. Mortenson
                                      ---------------------
                                       Jack M. Mortenson
                                       President

                 LIST OF SCHEDULES TO ASSET PURCHASE AGREEMENT
                 ---------------------------------------------


SCHEDULE 3.3                    Conflicts

SCHEDULE 3.4 List of required consents of any court, public agency, authority or any person to the consummation of the transactions contemplated by Asset Purchase
                                Agreement.

SCHEDULE 3.6                    List of Tangible Personal Property.

SCHEDULE 3.7                    Description of Real Property

SCHEDULE 3.8                    List of FCC Licenses.

SCHEDULE 3.9                    List of Trade Agreements and other Station
                                Agreements.

SCHEDULE 3.10                   List of Intellectual Property

SCHEDULE 3.11                   Financial Statements

SCHEDULE 3.13                   Employee Information

                                 SCHEDULE 3.3
                                 ------------

                                   CONFLICTS

 Sellers have outstanding loan obligations to First National Bank of Ohio. All loans and related liens will be repaid and released at Closing.

                                 SCHEDULE 3.4
                                 ------------

                                   CONSENTS

     The acquisition of the Stations is subject to prior approval of the FCC.

     The consent of S&S Realty Investments is required to assign the studio lease for property located at 2780 S. Arlington Road, Akron, Ohio.

     See Schedule 3.3.
         ------------

                                 SCHEDULE 3.6
                                 ------------

                          TANGIBLE PERSONAL PROPERTY

                                 See attached